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Case No. OG-G-1000

                                 AMENDMENT NO. 1
                                       TO
                 PROMISSORY NOTE TO THE UNITED STATES OF AMERICA

     THIS AMENDMENT NO. 1 effective the 31st day of March, 1993, ("Amendment No. 1 to the Note") to Promissory Note to the United States of America, acting by and through the Secretary of Commerce (the "Payee") dated November 22, 1988, by Zapata Haynie Corporation (the "Payor") (the "Note").

WITNESSETH:

     WHEREAS, the Note was given (1) in consideration of the guaranteeing the payment of the unpaid interest on and the unpaid balance of the principal of a certain promissory note (the "Guaranteed Note") to Delta Life Securities, Inc., and subsequently assigned to Delta Life & Annuity Company, and (2) to secure payment by Payor to the Payee of any amount that the Secretary may be required to pay to the holder of the Guaranteed Note and,

     WHEREAS, it is the desire of the Payor to refinance the debt remaining on the Guaranteed Note, and

     WHEREAS, the Guaranteed Note has been replaced with a New Guaranteed Note No. B-9686, dated March 31, 1993, and

     WHEREAS, this Amendment No. 1 is executed to reflect the changes in repayment resulting from the refinancing.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree:

     To amend paragraphs 1 and 2 of the Note in their entirety to read as follows:

     FOR VALUE RECEIVED, the undersigned (the "Payor") promises to pay to the order of the UNITED STATES OF AMERICA, acting by and through the Secretary of Commerce (the "Payee"), at the office of the Financial Services Division, National Marine Fisheries Service, National Oceanic and Atmospheric Administration, Silver Spring, Maryland, or at the Payee's option, at such other place as may be designated from time to time by Payee, the principal amount of Six Hundred Twenty-one Thousand Six Hundred Twenty Dollars ($621,620.00) with interest on the unpaid principal computed from the date hereof at the rate of six and sixty-three one-hundredths percent (6.63%) per year, payment to be made in installments as follows:

     Sixteen Thousand and Twenty-two Dollars ($16,022.00), including principal and interest quarterly, with the balance of principal and interest due on November 22, 2008. The first quarterly payment shall be due three months from the date of this Note and each quarterly payment thereafter shall be due on the date of the month that the first quarterly payment is due hereunder.

     This Note is given (1) in consideration of, pursuant to the provisions of Title XI of the Merchant Marine Act, 1936, as amended, the guaranteeing of payment of the unpaid interest on and the unpaid balance of the principal of a certain promissory note (the "New Guaranteed Note") issued by the Payor to Bear, Stearns Securities Corp., on the date hereof relating to the Payor's vessel, TEXAS, Official Number 270533 (the "Vessel"), and (2) to secure payment by the Payor to the Payee of any amount that the Secretary may be required to pay to the holder of the New Guaranteed Note.

     The terms "Note" and "Mortgage" as referred to in the Note shall include Amendments No. 1 to each.

     IN WITNESS WHEREOF, the Payor has executed this Amendment No. 1 to the Note this 31st day of March, 1993.

                                     Zapata Haynie Corporation

                                     By:
                                        ----------------------------------
                                        Vice President and Secretary






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